UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 5, 2022

Federal Realty Investment Trust
Federal Realty OP LP
(Exact name of registrant as specified in its charter)

Federal Realty Investment Trust

Maryland	1-07533	87-3916363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Federal Realty OP LP
Delaware	333-262016-01	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Rose Avenue, Suite 200, North Bethesda, Maryland		20852-4041
(Address of principal executive offices)		(Zip Code)
Registrants’ telephone number including area code:
301/998-8100

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Federal Realty Investment Trust

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Shares of Beneficial Interest $.01 par value per share, with associated Common Share Purchase Rights	FRT	New York Stock Exchange
Depositary Shares, each representing 1/1000 of a share of 5.00% Series C Cumulative Redeemable Preferred Stock, $.01 par value per share	FRT-C	New York Stock Exchange
Federal Realty OP LP

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule
12b-2
of the Securities Exchange Act of 1934.
Federal Realty Investment Trust
☐
Federal Realty OP LP
☐
If an emerging growth company, indicate by checkmark if the registrant has elected not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into Material Definitive Agreement.
Amendment and Restatement of Credit Agreement
On October 5, 2022, Federal Realty OP LP (the “Partnership”) entered into a Second Amended and Restated Credit Agreement (the “New Credit Agreement”), by and among the Partnership, as Borrower, the financial institutions party thereto and their permitted assignees, as Lenders, Wells Fargo Bank, National Association, as Administrative Agent (the “Credit Agreement Administrative Agent”), and the other parties thereto.
The New Credit Agreement replaces that certain Amended and Restated Credit Agreement, dated as of July 25, 2019 (the “Old Credit Agreement”), by and among the Partnership, as Borrower, and the financial institutions party thereto. The Old Credit Agreement consisted of a $1.0 billion unsecured revolving credit facility (the “Old Facility”) with a maturity date of January 19, 2024. As of June 30, 2022, the Old Facility had no balance outstanding.
The New Credit Agreement consists of a $1.25 billion unsecured revolving credit facility (the “New Facility”) with a maturity date of April 5, 2027, subject to two six-month extensions
at the option of the Partnership. The New Credit Agreement effected the transition of the interest rate provisions under Old Credit Agreement from LIBOR to the secured overnight financing rate, determined as provided therein (“SOFR”). Generally, the New Facility bears interest, at the Partnership’s option, at a rate based on (i) SOFR, plus 0.10%, or (ii) a Base Rate (as defined therein), in each case plus an applicable margin that depends on the Partnership’s credit rating. The applicable margins for SOFR loans under the New Credit Agreement range from 70 basis points to 140 basis points, and the applicable margins for Base Rate loans under the New Credit Agreement range from 0 basis points to 40 basis points. Initially, the applicable margin for SOFR loans will be 77.5 basis points. Under an accordion feature, the Partnership has the option to expand the borrowing capacity under the New Facility to up to $1.75 billion.
The New Credit Agreement provides that it may be amended by the Partnership and the Lenders to establish key performance indicators (“KPIs”) with respect to certain environmental, social and governance (“ESG”) targets of the Partnership and its subsidiaries, or to establish external ESG ratings targets, all to be developed by the Partnership in consultation with PNC Capital Markets LLC acting as Sustainability Structuring Agent. Following the effectiveness of any such amendment, based on the Partnership’s performance against such KPIs or its obtainment of such ESG ratings, the applicable margin and/or letter of credit fee may be reduced by up to 4.0 basis points, and/or the applicable facility fee may be reduced by up to 1.0 basis point.
The New Credit Agreement contains a number of restrictions on the Partnership’s business that are similar to the restrictions contained in the Old Credit Agreement, including, but not limited to, restrictions on the Partnership’s ability to incur indebtedness, make investments, incur liens, engage in certain affiliate transactions, and engage in major transactions such as mergers. In addition, the Partnership is subject to various financial maintenance covenants, including, but not limited to, a minimum fixed charge coverage ratio, a maximum secured indebtedness ratio, and a minimum unencumbered leverage ratio. The New Credit Agreement also contains affirmative covenants and events of default, including, but not limited to, a cross default to the Partnership’s other indebtedness and the occurrence of a change of control. The Partnership’s failure to comply with these covenants, or the occurrence of an event of default, could result in acceleration of the Partnership’s debt and other financial obligations under the New Credit Agreement.
The foregoing does not constitute a complete summary of the terms and conditions of the New Credit Agreement, which is attached hereto as Exhibit 10.1, or of the Old Credit Agreement, which was included as Exhibit 10.27 to the Partnership’s Annual Report on
Form 10-K filed
with the Securities and Exchange Commission on February 10, 2022. The descriptions contained herein of the terms and conditions of the New Credit Agreement and Old Credit Agreement are qualified in their entirety by reference to the New Credit Agreement and Old Credit Agreement, respectively.
Amendment of Term Loan Agreement
On October 5, 2022, the Partnership entered into the third amendment (the “Amendment”) to its Term Loan Agreement, dated May 6, 2020, among the Partnership, as Borrower, the financial institutions party thereto and their permitted assignees, as Lenders, PNC Bank, National Association, as Administrative Agent, and the other parties thereto (as amended, the “Term Loan Agreement”). In connection with the Amendment, the Partnership borrowed an additional $300 million under the Term Loan Agreement. As a result, as of October 5, 2022 the principal amount outstanding under the Term Loan Agreement was $600 million. As amended by the Amendment, the Term Loan Agreement does not have a further accordion feature.

The Amendment also amended the interest rate definitions and other provisions under the Term Loan Agreement to be similar to those used in the New Credit Agreement as described above. The applicable margins under the Term Loan Agreement depend on the Partnership’s credit rating and, for SOFR loans, range from 75 basis points to 165 basis points and, for Base Rate loans, range from 0 basis points to 65 basis points. As of October 5, 2022, the outstanding principal balance under the Term Loan Agreement bears interest at a rate of approximately 4.05%.
The maturity date under the Term Loan Agreement remains April 16, 2024 notwithstanding the Amendment. The Partnership has the right, exercisable two times, to extend the maturity date by twelve months.
The foregoing summary of the Amendment does not constitute a complete description of, and is qualified in its entirety by reference to, the terms and conditions of the Amendment, which is filed herewith as Exhibit 10.2.
Affiliates of certain lenders under the New Credit Agreement and the Term Loan Agreement have served, and may serve in the future, as underwriters in connection with public offerings of equity and debt securities by Federal Realty Investment Trust (the “Parent Company”) and/or the Partnership, and an affiliate of the Credit Agreement Administrative Agent serves as agent and/or principal pursuant to an equity distribution agreement in connection with the Parent Company’s “at the market” equity program. In addition, affiliates of certain lenders under the New Credit Agreement and the Term Loan Agreement have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to the Parent Company, the Partnership or their affiliates in the ordinary course of business for which they have received and may continue to receive customary fees and commissions.

Item 1.02.	Termination of a Material Definitive Agreement.
The disclosure required by this Item 1.02 is included in Item 1.01 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure required by this Item 2.03 is included in Item 1.01 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

10.1	Second Amended and Restated Credit Agreement, dated as of October 5, 2022, by and among the Partnership, the financial institutions party thereto, as Lenders, Wells Fargo Bank, National Association, as Administrative Agent, and the other parties thereto.

10.2	Third Amendment to Term Loan Agreement, dated as of October 5, 2022, by and among the Partnership, the Lenders, the New Lenders (as each such term is defined therein) and PNC Bank, National Association, as Administrative Agent.

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST
FEDERAL REALTY OP LP

Date: October 11, 2022	/s/ Dawn M. Becker
Dawn M. Becker
Executive Vice President-General Counsel and Secretary